     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2001
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     84-1288730
(State or jurisdiction of incorporation              (I.R.S. Employer
             or organization)                       Identification No.)

                            9197 SOUTH PEORIA STREET
                            ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400
          (Address and telephone number of principal executive offices)

                        LIBERTY MEDIA 401(K) SAVINGS PLAN
                              (Full title of plan)

                             CHARLES Y. TANABE, ESQ.
                            LIBERTY MEDIA CORPORATION
                            9197 SOUTH PEORIA STREET
                            ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             LESLIE A. NICHOLS, ESQ.
                             SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                             DENVER, COLORADO 80202
                                 (303) 297-2900



                         CALCULATION OF REGISTRATION FEE

           TITLE OF EACH CLASS                                           PROPOSED         PROPOSED MAXIMUM
              OF SECURITIES                      AMOUNT TO BE        MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
            TO BE REGISTERED                      REGISTERED          PRICE PER UNIT          PRICE            REGISTRATION FEE(1)
            ----------------                      ----------          --------------          -----            -------------------
Series A Common Stock, $ .01 Par Value (2)        10,000,000              $13.20            $132,000,000            $33,000


(1) Estimated solely for purposes of calculating the amount of registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the book value of the Registrant's common stock as of June 30, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.


Exhibit Index can be found on page II-8.

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Liberty Media Corporation ("Liberty" or the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by Form 10-K/A filed June 12, 2001.

                  (b) AT&T Corp.'s Annual Report for the Liberty Media 401(k) Savings Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 2000.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Form 10-Q/A filed June 20, 2001.

                  (d) The Company's Current Reports on Form 8-K filed March 7 and June 26, 2001.

                  (e) The description of the Company's Series A common stock contained in the Company's Registration Statement on Form S-1 (Registration Statement Number 333-55998) (the "S-1") and any amendment or report filed for the purpose of updating such description.

                  (f) The consolidated financial statements and related financial statement schedule of Teligent, Inc., as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, which appear in the Annual Report on Form 10-K/A for the year ended December 31, 2000 of Teligent, Inc., filed on July 5, 2001. On May 21, 2001, Teligent, Inc. and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

         On May 7, 2001, certain subsidiaries and assets of AT&T Corp. which had previously been attributed to AT&T's Liberty Media Group but which had not been previously held by the Company were contributed to the Company in anticipation of its split off from AT&T. Those subsidiaries and assets, which constitute only a portion of our overall assets, are being accounted for in a manner similar to a pooling of interests and, therefore, the financial statements of the Company for periods prior to the contributions have been restated to include the financial position and results of operations of the contributed assets from the dates of their acquisition by AT&T. Accordingly, the following information is incorporated by reference from the S-1: (1) the information under the captions titled "Capitalization," "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
(2) the following financial statements and notes thereto of the Company and subsidiaries, which have been restated to give effect to the aforementioned contribution: (x) the balance sheets of the Company as of March 31, 2001 and December 31, 2000, and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for the three months ended March 31, 2001 and 2000; and (y) the balance sheets of the Company as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for the year ended December 31, 2000, and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods).

         All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

         Article V, Section E of the Restated Certificate of Incorporation, as amended ("Liberty charter"), of Liberty, provides as follows:

         1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Liberty shall not be liable to Liberty or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Liberty existing at the time of such repeal or modification.

         2.       Indemnification.

                  (a) Right to Indemnification. Liberty shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Liberty or is or was serving at the request of Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based upon matters which antedate the adoption of this Section E. Liberty shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Liberty.

                  (b) Prepayment of Expenses. Liberty shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                  (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by Liberty, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Liberty shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                  (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Liberty charter, Liberty's bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

                  (e) Other Indemnification. Liberty's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

         See Exhibit Index on page II-8.

ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto, duly authorized, in the City of Englewood, State of Colorado, on August 10, 2001.

                                 LIBERTY MEDIA CORPORATION


                                 By:       /s/ Charles Y. Tanabe
                                          --------------------------------------
                                 Name:    Charles Y. Tanabe
                                 Title:   Senior Vice President, General Counsel
                                          and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Liberty Media 401(k) Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of August, 2001.

                                 LIBERTY MEDIA 401(K) SAVINGS PLAN


                                 By:       /s/ Gary S. Howard
                                          --------------------------------------
                                 Name:    Gary S. Howard
                                 Title:   Member of Plan Committee


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Y. Tanabe and Gary S. Howard, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                Title                           Date
            ---------                                -----                           ----
/s/   John C. Malone                   Chairman of the Board and Director       August 10, 2001
---------------------------------
       John C. Malone

/s/   Robert R. Bennett                President, Chief Executive Officer       August 10, 2001
---------------------------------      (Principal Executive Officer) and
       Robert R. Bennett               Director

/s/    Gary S. Howard                  Executive Vice President, Chief          August 10, 2001
---------------------------------      Operating Officer and Director
        Gary S. Howard

/s/     David J. A. Flowers            Senior Vice President and Treasurer      August 10, 2001
---------------------------------      (Principal Financial Officer)
         David J. A. Flowers

/s/     Christopher W. Shean           Vice President and Controller            August 10, 2001
---------------------------------      (Principal Accounting Officer)
         Christopher W. Shean

/s/     Paul A. Gould                  Director                                 August 10, 2001
---------------------------------
         Paul A. Gould

/s/     Jerome H. Kern                 Director                                 August 10, 2001
---------------------------------
         Jerome H. Kern

/s/     Larry E. Romrell               Director                                 August 10, 2001
---------------------------------
         Larry E. Romrell

                                  EXHIBIT INDEX


    EXHIBIT NO.                             DESCRIPTION
    -----------                             -----------
          5         Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered.

       23.1         Consent of KPMG LLP.

       23.2         Consent of KPMG LLP.

       23.3         Consent of Ernst & Young LLP.

       23.4         Consent of Sherman & Howard L.L.C. (included in Exhibit 5).

         24 Power of Attorney is included on the signature pages of the registration statement.